Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT

TO FINANCING AGREEMENT AND

TO PLEDGE AND SECURITY AGREEMENT

FIRST AMENDMENT, dated as of December 17, 2012 (this “Amendment”), to (a) the Financing Agreement, dated as of December 2, 2011 (as amended, restated or otherwise modified from time to time, the “Financing Agreement”), by and among Builders FirstSource, Inc., a Delaware corporation (the “Parent”), Builders FirstSource—Dallas, LLC, a Delaware limited liability company (“Builders Dallas”), Builders FirstSource—Atlantic Group, LLC, a Delaware limited liability company (“Builders Atlantic”), Builders FirstSource—Raleigh, LLC, a Delaware limited liability company (“Builders Raleigh”), Builders FirstSource—Southeast Group, LLC, a Delaware limited liability company (“Builders Southeast”), Builders FirstSource—Florida, LLC, a Delaware limited liability company (“Builders Florida”), Builders FirstSource—Ohio Valley, LLC, a Delaware limited liability company (“Builders Ohio”), Builders FirstSource—Texas Group, L.P., a Texas limited partnership (“Builders Texas Group”), Builders FirstSource—Texas Installed Sales, L.P., a Texas limited partnership (“Builders Texas Installed”), Builders FirstSource—South Texas, L.P., a Texas limited partnership (“Builders South Texas” and together with Builders Dallas, Builders Atlantic, Builders Raleigh, Builders Southeast, Builders Florida, Builders Ohio, Builders Texas Group and Builders Texas Installed, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), Highbridge Principal Strategies, LLC, a Delaware limited liability company (“Highbridge”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and Highbridge, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) and (b) the Pledge and Security Agreement, dated as of December 2, 2011 (as amended, restated or otherwise modified from time to time, the “Security Agreement”), by and among the Borrowers, the Guarantors and the Collateral Agent.

WHEREAS, on the Effective Date (as defined in the Financing Agreement), the Lenders made a term loan to the Borrowers in the aggregate principal amount of $160,000,000;

WHEREAS, the Borrowers have requested that the Agents and the Lenders (a) make an additional term loan to the Borrowers in the aggregate principal amount of $65,000,000, (b) permit a letter of credit facility to be added to this Agreement, and (c) make certain other amendments to the Financing Agreement;

WHEREAS, the Agents and the Lenders are willing to make such amendments to the Financing Agreement, subject to the terms and conditions contained herein;

NOW, THEREFORE, the Borrowers, the Agents, the L/C Issuer and the Lenders hereby agree as follows:

1. Capitalized Terms. Any capitalized term that is used but not defined herein shall have the meaning ascribed to such term in the Financing Agreement.

2. Amendments to Financing Agreement and Security Agreement.

(a) The preamble to the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Financing Agreement, dated as of December 2, 2011, by and among Builders FirstSource, Inc., a Delaware corporation (the “Parent”), Builders FirstSource—Dallas, LLC, a Delaware limited liability company (“Builders Dallas”), Builders FirstSource—Atlantic Group, LLC, a Delaware limited liability company (“Builders Atlantic”), Builders FirstSource—Raleigh, LLC, a Delaware limited liability company (“Builders Raleigh”), Builders FirstSource—Southeast Group, LLC, a Delaware limited liability company (“Builders Southeast”), Builders FirstSource—Florida, LLC, a Delaware limited liability company (“Builders Florida”), Builders FirstSource—Ohio Valley, LLC, a Delaware limited liability company (“Builders Ohio”), Builders FirstSource—Texas Group, L.P., a Texas limited partnership (“Builders Texas Group”), Builders FirstSource—Texas Installed Sales, L.P., a Texas limited partnership (“Builders Texas Installed”), Builders FirstSource—South Texas, L.P., a Texas limited partnership (“Builders South Texas” and together with Builders Dallas, Builders Atlantic, Builders Raleigh, Builders Southeast, Builders Florida, Builders Ohio, Builders Texas Group and Builders Texas Installed, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (together with the Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Highbridge Principal Strategies, LLC, a Delaware limited liability company (“Highbridge”), as collateral agent for the Lenders and the L/C Issuer (in such capacity, the “Collateral Agent”), Highbridge, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and, together with the Collateral Agent, each an “Agent” and, collectively, the “Agents”), and SunTrust Bank, as the L/C Issuer.”

(b) The first paragraph of the recitals to the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“On the Effective Date (as hereinafter defined), the Lenders extended credit to the Borrowers consisting of a term loan in the initial aggregate principal amount of $160,000,000. The proceeds of the Initial Loan were used to refinance existing indebtedness of the Borrowers, for general working capital purposes of the Borrowers and to pay fees and expenses related to this Agreement. On the First Amendment Effective Date (as hereinafter defined), the Borrowers asked the Lenders to (a) make an additional term loan to the Borrowers in the aggregate principal amount of $65,000,000 (the proceeds of which shall be used for general corporate purposes of the Borrowers and to pay fees and expenses related to this Agreement), and (b) permit a letter of credit facility to be added to this Agreement (which letters of credit shall be used for general corporate purposes).”

(c) Section 1.01 of the Financing Agreement is hereby amended by adding the following new definitions thereto in appropriate alphabetical order:

“‘Additional Lender’ means each Lender that has an Additional Loan Commitment or that holds a portion of the Additional Loan.”

“‘Additional Loan’ has the meaning specified in Section 2.01(b).”

“‘Additional Loan Commitment’ means, with respect to each Lender, the commitment of such Lender to make the Additional Loan to the Borrowers hereunder in the amount set forth under the heading ‘Additional Loan Commitment’ on Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.”

“‘Additional Loan Funding Date’ means the date on or before December 17, 2012, on which all of the conditions precedent set forth in Section 3 of the First Amendment are satisfied or waived and the Additional Loan is made.”

“‘Cash Collateralize’ means to deliver to the L/C Issuer an amount (whether in cash or in the form of a backstop letter of credit in form and substance reasonably satisfactory to, and issued by a U.S. commercial bank reasonably acceptable to, the L/C Issuer in its commercially reasonable discretion) equal to 105% of the Maximum Undrawn Amount. Derivatives of such term have corresponding meanings.”

“‘Discharge Date’ means the date on which all Obligations (other than contingent indemnification or reimbursement obligations as to which no claim has been made) are paid in full in cash, all Letters of Credit are Cash Collateralized and all Commitments have been terminated.”

“‘Drawing Date’ means the date on which any amount is paid by the L/C Issuer under any Letter of Credit.”

“‘First Amendment’ means the First Amendment to Financing Agreement and to Pledge and Security Agreement, dated as of December 17, 2012, by and among the Loan Parties, the Lenders, the L/C Issuer and the Agents.”

“‘First Amendment Effective Date’ has the meaning assigned to the term ‘Amendment Effective Date’ in the First Amendment.”

“‘First Amendment Fee Letter’ means that certain fee letter, dated as of the First Amendment Effective Date, by and among the Borrowers and the Agents.”

“‘Initial Lender’ means each Lender that has an Initial Loan Commitment or that holds a portion of the Initial Loan.”

“‘Initial Loan’ has the meaning specified therefor in Section 2.01(a).”

“‘Initial Loan Commitment’ means, with respect to each Lender, the commitment of such Lender to make the Initial Loan to the Borrowers in the amount set forth under the heading ‘Initial Loan Commitment’ on Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement. On the Effective Date, the Initial Loan Commitment of each Lender was permanently reduced to zero.”

“‘L/C Commitment’ means the obligation of the L/C Issuer to issue Letters of Credit in an aggregate principal amount not to exceed the Letter of Credit Limit, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.”

“‘L/C Commitment Fee’ has the meaning specified therefor in Section 2.06(c).”

“‘L/C Fee Rate’ means 3.0% per annum.”

“‘L/C Fronting Fee’ means, with respect to any Letter of Credit, an amount equal to 0.125% times the Maximum Face Amount of such Letter of Credit.”

“‘L/C Interest Rate’ means (i) for the period from the Drawing Date until and including the Reimbursement Date, a rate per annum equal to the LIBOR Rate plus 3.0%, and (ii) at all times after the Reimbursement Date, a rate per annum equal to the LIBOR Rate plus 6.0%.”

“‘L/C Issuer’ means SunTrust Bank (or any successors or assigns thereof reasonably acceptable to the Borrowers) to issue the Letters of Credit.”

“‘L/C Issuer DACA’ means a deposit account control agreement with respect to the deposit account of the Borrowers required to be maintained with the L/C Issuer pursuant to Section 7.03(d), by and among a Loan Party, the Collateral Agent, the L/C Issuer, the Floating Rate Note Collateral Trustee (to the extent required) and the applicable depository bank, in form and substance reasonably satisfactory to the Collateral Agent and the L/C Issuer.”

“‘L/C Issuer Fee Letter’ means that certain fee letter, dated as of the First Amendment Effective Date, by and among the Borrowers and the L/C Issuer.

“‘L/C Maturity Date’ has meaning specified therefor in Section 3.02(b).”

“‘Letter of Credit Application’ has the meaning specified therefor in Section 3.02(a).”

“‘Letter of Credit Fees’ has the meaning specified therefor in Section 2.06(c).”

“‘Letter of Credit Limit’ means $15,000,000.”

“‘Letter of Credit Obligations’ means, at any time and without duplication, the sum of (a) the Reimbursement Obligations of the Borrowers at such time plus (b) the Maximum Undrawn Amount.”

“Letters of Credit’ has the meaning specified therefor in Section 3.01.”

“‘Maximum Face Amount’ means, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.”

“‘Maximum Undrawn Amount’ means, with respect to any outstanding Letter of Credit issued for the account of a Borrower, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.”

“‘Reimbursement Date’ has the meaning specified therefor in Section 3.04.”

“‘Reimbursement Obligations’ has the meaning specified therefor in Section 3.04.”

“‘Special Agent Advance’ means a Collateral Agent Advance in the aggregate principal amount not to exceed the amount required to Cash Collateralize the Letters of Credit outstanding at such time, and to pay the other Letter of Credit Obligations outstanding at such time pursuant to Section 3.11.”

“‘Total Additional Loan Commitment’ means the sum of the Additional Loan Commitments of each of the Additional Lenders.”

“‘Total Initial Loan Commitment’ means the sum of the Initial Loan Commitments of each of the Initial Lenders.”

“‘Total L/C Commitment’ means the sum of the L/C Commitments of the L/C Issuer; provided that the Total L/C Commitment shall not exceed the Letter of Credit Limit.”

(d) Section 1.01 of the Financing Agreement is hereby amended by amending and restating the following definitions to read in their entirety as follows:

“‘Commitment’ means, (a) with respect to each Lender, the sum of (i) the Initial Loan Commitment of such Lender and (ii) the Additional Loan Commitment of such Lender and (b) with respect to the L/C Issuer, the L/C Commitment of the L/C Issuer.”

“‘Final Maturity Date’ means the earliest of (i) September 30, 2015, (ii) the date on which the Loans shall become due and payable in full in accordance with the terms of this Agreement, and (iii) the Discharge Date.”

“‘Loan’ has the meaning specified therefor in Section 2.01(b).”

“‘Loan Document’ means this Agreement, any Cash Management Agreement, the Disbursement Letter, the Fee Letter, the First Amendment Fee Letter, any Guaranty, any Joinder Agreement, the L/C Issuer Fee Letter, any Letter of Credit Application, any Mortgage, the Perfection Certificate, the Security Agreement, the Contribution Agreement, the Intercompany Subordination Agreement, the Collateral Trust Agreement, the Collateral Trust

Agreement Documents, and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation.”

“‘Obligations’ means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents, the Lenders and the L/C Issuer arising under this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent, any L/C Issuer or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person in accordance with the terms of this Agreement.”

“‘Pro Rata Share’ means:

(a) with respect to an Additional Lender’s obligation to make the Additional Loan and right to receive payments of fees with respect thereto, the percentage obtained by dividing (i) such Additional Lender’s Additional Loan Commitment, by (ii) the Total Additional Loan Commitment;

(b) with respect to a Lender’s right to receive payments of interest, fees, and principal with respect to the Loan, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s portion of the Loan, by (ii) the aggregate unpaid principal amount of the Loan; and

(c) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of (A) such Additional Lender’s Additional Loan Commitment, plus (B) the aggregate unpaid principal amount of such Lender’s portion of the Initial Loan, plus (C) the L/C Issuer’s L/C Commitment by (ii) the sum of (A) the Total Additional Loan Commitment, plus (B) the aggregate unpaid principal amount of the Initial Loan at such time, plus (C) the Total L/C Commitment; provided that (x) if the Total Additional Loan Commitment has been reduced to zero, the amount of clause (i)(A) shall be the aggregate unpaid principal amount of such Additional Lender’s portion of the Additional Loan and the amount of clause (ii)(A) shall be the aggregate unpaid principal amount of the Additional Loan and (y) if the Total L/C Commitment has been reduced to zero, the amount of clause (i)(C) shall be the aggregate unpaid principal amount of the L/C Issuer’s interest in the Letter of Credit Obligations and the amount of clause (ii)(C) shall be the aggregate unpaid principal amount of all Letter of Credit Obligations.”

“‘Qualified Cash’ means the aggregate amount of unrestricted cash and Cash Equivalents of the Loan Parties maintained in deposit accounts or securities accounts in the name of a Loan Party in the United States, which deposit accounts or securities accounts are subject to control agreements in favor of the Collateral Agent, and which are otherwise in form and substance reasonably satisfactory to the Collateral Agent. For the avoidance of doubt, any cash on deposit with the L/C Issuer pursuant to Section 7.03(d) shall constitute Qualified Cash.”

“‘Required Lenders’ means the Lenders (including, for this purpose, the L/C Issuer) whose Pro Rata Shares (calculated in accordance with clause (c) of the definition thereof) aggregate more than 66 2/3%.”

“‘Security Agreement’ means the Pledge and Security Agreement made by the Loan Parties in favor of the Collateral Agent for the benefit of the Agents, the Lenders and the L/C Issuer securing the Obligations and delivered to the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent.”

(e) The definition of the term “Permitted Indebtedness” contained in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (a) thereof to read in its entirety as follows:

“(a) any Indebtedness owing to any Agent, any Lender or the L/C Issuer under this Agreement and the other Loan Documents.”

(f) The definition of the term “Permitted Indebtedness” contained in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (g) thereof to read in its entirety as follows:

“(g) Indebtedness in respect of letters of credit, in an aggregate face amount not to exceed $20,000,000; provided that if a letter of credit is fully backstopped by another letter of credit, the amount of Indebtedness evidenced by both the backstopped letter of credit and the corresponding backstopping letter of credit shall be deemed to be equal to the face amount of the backstopping letter of credit.”

(g) The definition of the term “Permitted Liens” contained in Section 1.01 of the Financing Agreement is hereby amended by amending and restating clause (q) thereof to read in its entirety as follows:

“(q) Liens on cash securing Indebtedness permitted under (i) clause (g) of the definition of ‘Permitted Indebtedness’; provided that the aggregate amount of such cash does not exceed $20,000,000, and (ii) clause (h) of the definition of ‘Permitted Indebtedness.”

(h) Section 1.04 of the Financing Agreement is hereby amended by amending and restating the proviso at the end thereof to read in its entirety as follows:

“provided, however, that with respect to a computation of fees or interest payable to any Agent, any Lender or the L/C Issuer, such period shall in any event consist of at least one full day.”

(i) Sections 2.01 and Section 2.02 of the Financing Agreement are hereby amended and restated to read in their entirety as follows:

“Section 2.01 Commitments. (a) Initial Loan. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Initial Lender made a term loan (any such term loan being referred to as an ‘Initial Loan’ and such term loans being referred to collectively as the ‘Initial Loans’) to the Borrowers on the Effective Date, in the aggregate principal amount of such Initial Lender’s Initial Loan Commitment. On the First Amendment Effective Date, $160,000,000 of the principal amount of the Initial Loan was outstanding.

(b) Additional Loan. Subject to the terms and conditions of this Agreement and relying on the representations and warranties herein set forth, each Additional Lender severally (not jointly or jointly and severally) agrees to make a term loan (any such term loan being referred to as an ‘Additional Loan’ and such term loans being referred to collectively as the ‘Additional Loans’, and together with the Initial Loan, such term loans being referred to collectively as the ‘Loan’ or the ‘Loans’) to the Borrowers in a single drawing on the Additional Loan Funding Date, upon the satisfaction of the conditions set forth in Section 3 of the First Amendment, in an aggregate amount not to exceed such Additional Lender’s Additional Loan Commitment.

(c) Additional Provisions. Notwithstanding the foregoing:

(i) The aggregate outstanding principal amount of the Initial Loan shall not exceed the Total Initial Loan Commitment. The aggregate outstanding principal amount of the Additional Loan shall not exceed the Total Additional Loan Commitment.

(ii) Any principal amount of the Loan which is repaid or prepaid may not be reborrowed. Each of the Initial Loan and the Additional Loan shall be considered part of the Loan for all purposes of this Agreement and all Loan Documents and any reference to the ‘Loan’ in this Agreement or in any other Loan Document shall be deemed to include both the Initial Loan and the Additional Loan. Immediately following the funding of the Additional Loan on the Additional Loan Funding Date, the aggregate outstanding principal amount of the Loan will be $225,000,000.

Section 2.02. Making the Loan. (a) The Borrowers’ Representative shall give the Administrative Agent prior written notice in substantially the form of Exhibit B hereto (a ‘Notice of Borrowing’), not later than 12:00 noon (New York City time) on the date which is three (3) Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate). Such Notice of Borrowing shall specify (i) the principal amount of the proposed Loan, and (ii) the proposed borrowing date, which must be a Business Day (and, in the case of the Initial Loan, must be the Effective Date, and in the case of the Additional Loan, must be the Additional Loan Funding Date). The Administrative Agent and the Lenders may act without liability upon the basis of written or telecopied notice believed by the Administrative Agent in good faith to be from the Borrowers’ Representative (or from any Authorized Officer thereof designated in writing purportedly from the Borrowers’ Representative to the Administrative Agent). The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrowers. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

(b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith.

(c) Except as otherwise provided in this subsection 2.02(c), the Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of, in the case of an Initial Loan, the Total Initial Loan Commitment, and, in the case of the Additional Loan, the Total Additional Loan Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make any Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make the Loan requested hereunder, and each Lender shall be obligated to make any Loan required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.”

(j) Sections 2.04(a), (b) and (c) of the Financing Agreement are hereby amended and restated to read in their entirety as follows:

“(a) Loans and Reimbursement Obligations.

(i) The Loans shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Loan until repaid, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for the Loans plus 9.5%. For the avoidance of doubt, upon the termination of any Interest Period, a new Interest Period shall automatically commence.

(ii) The Reimbursement Obligations shall bear interest on the principal amount thereof from time to time outstanding, from the Drawing Date until repaid, at a rate per annum equal to the L/C Interest Rate.

(b) Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations (other than Letter of Credit Obligations) of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(c) Interest Payment.

(i) Interest on each Loan shall be payable on the last day of each Interest Period, commencing with the Interest Period commencing on the Effective Date, and at maturity (whether upon demand, by acceleration or otherwise); provided that if interest on any Loan is calculated at the Reference Rate pursuant to Section 2.12(b), interest on such Loan shall be payable quarterly, in arrears, on the last day of each quarter, commencing on the last day of the quarter following the month in which such Loan commences bearing interest at the Reference Rate and at maturity (whether upon demand, by acceleration or otherwise). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, so long as such Loan (or portion thereof) is paid by the time specified in Section 4.02.

(ii) Interest on the Reimbursement Obligations shall be payable on demand, but in no event more frequently than monthly. Interest shall accrue on the Reimbursement Obligations beginning on the Drawing Date, but shall not accrue on any Reimbursement Obligation, or any portion thereof, for the day on which the Reimbursement Obligation or such portion is paid, so long as such Reimbursement Obligation (or portion thereof) is paid by the time specified in Section 4.02.

(iii) Interest at the Post-Default Rate shall be payable on demand, but in no event more frequently than monthly.”

(k) Section 2.05(a) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Reduction of Commitments.

(i) The Total Initial Commitment terminated on the Effective Date.

(ii) The Total Additional Commitment shall terminate upon the earlier to occur of (A) the time at which the Additional Loan is made and (B) 5:00 p.m. (New York City time) on December 17, 2012.

(iii) The Total L/C Commitment shall terminate on the Final Maturity Date, and shall otherwise be subject to reduction and/or termination as set forth in Sections 3.10 and 3.11.”

(l) Section 2.06(b) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(b) Fee Letter, First Amendment Fee Letter and L/C Issuer Fee Letter. As and when due and payable under the terms of (i) the Fee Letter, the Borrowers shall pay the fees set forth in the Fee Letter, (ii) the First Amendment Fee Letter, the Borrowers shall pay the fees set forth in the First Amendment Fee Letter and (iii) the L/C Issuer Fee Letter, the Borrowers shall pay the fees set forth in the L/C Issuer Fee Letter.”

(m) Section 2.06 of the Financing Agreement is hereby amended by adding a new clause (c) to the end thereof to read in its entirety as follows:

“(c) Letter of Credit Fees. The Borrowers shall pay to the L/C Issuer (i) a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in clauses (ii) and (iii) below) which shall accrue at a rate per annum equal to the L/C Fee Rate in effect at such time, times the average daily balance of the Maximum Undrawn Amount of all outstanding Letters of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the Final Maturity Date, (ii) a Letter of Credit commitment fee, which shall accrue at the rate per annum of 0.50% on the excess, if any, of the Total L/C Commitment over the average daily balance of the Maximum Undrawn Amount of all outstanding Letters of Credit (the “L/C Commitment Fee”) and shall be payable monthly in arrears on the first Business Day of each month commencing on February 1, 2013 and on the L/C Maturity Date, and (iii) a L/C Fronting Fee, together with any and all customary administrative, issuance, amendment, payment and negotiation charges (as per the L/C Issuer’s standard fee schedule) with respect to any Letters of Credit and all fees and expenses as agreed upon by the L/C Issuer and the Borrowers in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder (all of the foregoing fees, the “Letter of Credit Fees”). Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the L/C Issuer’s prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.”

(n) Section 2.08 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Section 2.08 Taxes. (a) Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (A) taxes imposed on or measured by the net income of any Agent, any Lender or the L/C Issuer (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)) and franchise taxes and branch profits taxes imposed on such Agent, Lender, L/C Issuer or Transferee, in each case, (i) by the jurisdiction (or any political subdivision thereof) in which such Person is organized or has its principal lending office or in which its applicable lending office is located, or (iii) otherwise with which it has a present or former connection giving rise to the imposition of tax (other than connections arising from such Agent, Lender, L/C Issuer or Transferee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) and (B) any taxes imposed under FATCA (or any amended or successor version of FATCA that is substantively comparable and not materially more onerous to comply with) (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, “Taxes”). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Agent, any Lender or the L/C Issuer (or any Transferee), (i) the sum payable shall be increased by the amount (an “Additional Amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Agent, such Lender or the L/C Issuer (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes, an transfer, recording or filing taxes or fees, or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”). Each Loan Party shall deliver to each Agent, each Lender and the L/C Issuer copies of official receipts or other evidence reasonably satisfactory to the Administrative Agent indicating that such payment has been made, in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent, each Lender and the L/C Issuer harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) paid by such Person, whether or not such Indemnified Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes.

(d) Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States (a “Non-U.S. Lender”) agrees that it shall, no later than the Effective Date (or, in the case of a Non-U.S. Lender which becomes a party hereto pursuant to Section 12.07 hereof after the Effective Date, promptly after the date upon which such non-U.S. Lender becomes a party hereto) deliver to the Agents one properly completed and duly executed copy of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non-U.S. Lender hereby represents to the Agents and the Loan Parties that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non-U.S. Lender agrees that it shall promptly notify the Agents in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee, on or before the date such Person becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, such Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from any Agent, the assigning Lender or the Lender granting a participation, as applicable. Notwithstanding any other provision of this Section 2.08, (x) a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.08(d) that such Non-U.S. Lender is not legally able to deliver, and (y) the applicable parties hereto shall deliver originally-executed copies of all forms referred to in this Section to the Agents (in addition to any electronic copies otherwise provided).

(e) The Loan Parties shall not be required to indemnify any Lender, or pay any Additional Amounts to any Lender, in respect of United States Federal withholding tax pursuant to this Section 2.08 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a participation holder hereunder) or, with respect to payments to a New Lending Office, the date such Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or Additional Amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or Additional Amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such Additional Amounts would not have arisen but for a failure by such Lender to comply with the provisions of clause (d) above.

(f) Any Agent, any Lender or the L/C Issuer (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrowers’ Representative or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require such Agent, such Lender or the L/C Issuer (or Transferee) to disclose any information such Agent, such Lender or the L/C Issuer (or Transferee) deems confidential and would not, in the sole determination of such Agent, such Lender or the L/C Issuer (or Transferee), be otherwise disadvantageous to such Agent, such Lender or the L/C Issuer (or Transferee).

(g) If any Agent, any Lender or the L/C Issuer (or a Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes with respect to which any Loan Party has paid additional amounts, pursuant to this Section 2.08, it shall promptly notify the

Borrowers’ Representative of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrowers’ Representative, make a claim to such Governmental Authority for such refund at the Loan Parties’ expense. If any Lender, any Agent or the L/C Issuer (or a Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.08, it shall within 30 days from the date of such receipt pay over such refund to the Borrowers’ Representative, net of all out of pocket expenses of such Agent, such Lender or the L/C Issuer (or Transferee).

(h) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable) such Lender shall deliver to the Administrative Agent such documentation that is reasonably requested by the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.

(i) The obligations of the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(j) FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE LOAN IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. REQUESTS FOR INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT ON THE LOAN MAY BE DIRECTED TO BORROWERS’ REPRESENTATIVE AT 2001 BRYAN STREET, SUITE 1600, DALLAS, TX 75201, ATTENTION: CHIEF FINANCIAL OFFICER.”

(o) Article III of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“ARTICLE III

LETTERS OF CREDIT

Section 3.01 Letters of Credit. Subject to the terms and conditions hereof, the L/C Issuer shall issue standby and/or trade letters of credit (collectively, “Letters of Credit”) for the account of a Borrower.

(a) The outstanding Letter of Credit Obligations shall not exceed in the aggregate at any time the Total L/C Commitment.

(b) All Reimbursement Obligations shall be deemed to be Obligations hereunder and shall bear interest at the L/C Interest Rate as specified in Section 2.04(a)(ii). Letters of Credit that have not been drawn upon shall not bear interest.

Section 3.02 Issuance of Letters of Credit.

(a) Subject to the terms hereof, the Borrowers’ Representative may request the L/C Issuer to issue a Letter of Credit by delivering to the L/C Issuer, reasonably in advance of the proposed date of issuance, the L/C Issuer’s form of letter of credit application (the “Letter of Credit Application”) completed to the reasonable satisfaction of the L/C Issuer, and such other certificates, documents and information as the L/C Issuer may reasonably request. Subject to the terms hereof, the Borrowers’ Representative also has the right to give instructions and make agreements with respect to any application, any applicable Letter of Credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, disposition of any unutilized funds, and to agree with the L/C Issuer upon any amendment, extension or renewal of any Letter of Credit.

(b) Each Letter of Credit shall provide for the payment of sight drafts, other written demands for payment, or acceptances of drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein. In addition, no Letter of Credit shall have an expiration date later than the date which is one year from the date of issuance of such standby Letter of Credit (the “L/C Maturity Date”); provided that all Letter of Credit Obligations shall be required to be paid and/or Cash Collateralized on the Final Maturity Date (unless they have been Cash Collateralized prior to the Final Maturity Date). Subject to the foregoing, the L/C Issuer may agree that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless the L/C Issuer elects not to extend for any such additional period and provides written notice to such effect to the Borrowers’ Representative as set forth in such Letter of Credit or Letter of Credit Application.

(c) Each Letter of Credit shall be denominated in Dollars. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 600 (“UCP 600”) or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590) (“ISP98 Rules”), as determined by the L/C Issuer, and each trade Letter of Credit shall be subject to UCP 600.

(d) The L/C Issuer shall notify the Administrative Agent of each request by a Borrower for a Letter of Credit hereunder.

Section 3.03 Requirements For Issuance of Letters of Credit. The Borrowers’ Representative shall authorize and direct the L/C Issuer to name one or more Borrowers as the “Applicant” or “Account Party” of each Letter of Credit issued at the request of a Borrower. The L/C Issuer agrees to deliver to the Administrative Agent all instruments, documents, and other writings and property received by the L/C Issuer pursuant to the Letters of Credit.

Section 3.04 Reimbursement. In the event any request for a drawing under a Letter of Credit is made by the beneficiary or transferee thereof and the L/C Issuer has determined to honor such drawing, the L/C Issuer will promptly notify the Borrowers’ Representative and the Administrative Agent thereof. The Borrowers shall reimburse (such obligation to reimburse the L/C Issuer shall sometimes be referred to as a “Reimbursement Obligation”) the L/C Issuer within 3 Business Days following the applicable Drawing Date in an amount equal to the amount so paid by the L/C Issuer (each such date, or such other date reasonably agreed to by the L/C Issuer, the “Reimbursement Date”).

Section 3.05 Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by the L/C Issuer’s written regulations and customary practices relating to letters of credit. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), the L/C Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 3.06 Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the L/C Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 3.07 Nature of Reimbursement Obligations. The obligations of the Borrowers to reimburse the L/C Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article III under all circumstances, including the following circumstances:

(a) any set-off, counterclaim, recoupment, defense or other right which such Borrower may have against the L/C Issuer or any other Person for any reason whatsoever;

(b) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Documents;

(c) any claim of breach of warranty that might be made by any Borrower against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Borrower may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Parent or any of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

(d) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit; and

(e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for this Section, constitute a legal or equitable discharge of the Borrowers’ obligations hereunder.

Nothing contained in this Section 3.07 shall be deemed to relieve the L/C Issuer from liability on any claim by the Borrowers for the gross negligence or willful misconduct of the L/C Issuer in respect of honoring or failing to honor any drawing under any Letter of Credit or otherwise in respect of any Letter of Credit.

Section 3.08 Liability for Acts and Omissions. As between the Borrowers and the L/C Issuer, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer shall not be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) except as provided in Section 3.06, the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrowers against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among Borrowers and any beneficiary of any Letter of Credit or any such transferee; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (h) any consequences arising from causes beyond the control of the L/C Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the L/C Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the L/C Issuer from liability for the L/C Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (a) through (h) of such sentence. In no event shall the L/C Issuer or the L/C Issuer’s Affiliates be liable to the Borrowers, nor shall the Loan Parties be liable to the L/C Issuer or the L/C Issuer’s Affiliates, for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Section 3.09 Reporting. The L/C Issuer shall provide the Administrative Agent (or any designee of the Administrative Agent), promptly after the end of each calendar month, a summary statement of the Letters of Credit issued during such month, the amounts and dates of any drawings on any Letter of Credit, the amounts and dates of all payments on account of the Letters of Credit, and all Reimbursement Obligations, fees, interest and other amounts accrued, paid or owing during such month.

Section 3.10 Reduction or Termination of the Total L/C Commitment. The Borrowers may at any time terminate, or from time to time reduce, the Total L/C Commitments; provided that each reduction of the Total L/C Commitments shall be in an amount that is not less than $3,000,000. The Borrowers’ Representative shall notify the L/C Issuer of any election to terminate or reduce the Total L/C Commitments at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrowers’ Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Total L/C Commitments delivered by the Borrowers’ Representative may state that such notice is conditioned upon the effectiveness of other letter of credit facilities or one or more other events specified therein, in which case such notice may be revoked by the Borrowers’ Representative (by notice to the L/C Issuer on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Total L/C Commitments shall be permanent.

Section 3.11 Cash Collateralization Option.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the L/C Issuer (i) exercises any of its rights pursuant to the last paragraph of Section 9.01, (ii) delivers a notice to the Collateral Agent to apply the proceeds of Collateral in accordance with Section 4.04(b), or (iii) refuses to consent to any amendment pursuant to Section 12.02(a) (for which the consent of the L/C Issuer is required) that has been approved by the Loan Parties and the Required Lenders, the Collateral Agent

shall have the option, by delivery of a notice by the Collateral Agent to the L/C Issuer (a “Cash Collateralization Notice”) to terminate the L/C Commitments of the L/C Issuer and to pay and/or Cash Collateralize all (but not less than all) of the outstanding Letter of Credit Obligations; provided, however, the Collateral Agent’s option described in this clause (a), if not exercised, shall expire once such Event of Default is cured or waived or the L/C Issuer releases the Cash Collateral received.

(b) On the date specified by the Collateral Agent in the Cash Collateralization Notice (which shall not be more than 5 Business Days after the receipt by the L/C Issuer of the Cash Collateralization Notice) (the “Cash Collateralization Date”), the Collateral Agent shall Cash Collateralize all outstanding Letters of Credit and pay to L/C Issuer the full amount of all other Letter of Credit Obligations then outstanding and unpaid with the proceeds of a Special Agent Advance. Such amounts shall be remitted by wire transfer in federal funds to such bank account of L/C Issuer as L/C Issuer may designate in writing to the Collateral Agent for such purpose. Each of the Loan Parties and the Lenders hereby authorizes the Collateral Agent to make the Special Agent Advance and agrees that the Special Agent Advance shall constitute a Collateral Agent Advance made pursuant to the terms of Section 10.08.

(c) On and after the payment of Cash Collateral for all outstanding Letters of Credit and termination of the L/C Commitments of the L/C Issuer, no further Letters of Credit shall be available under this Agreement, the L/C Issuer shall cease to be a party to this Agreement and the L/C Issuer shall have no further rights under this Agreement or the other Loan Documents (other than those rights that expressly survive the termination of this Agreement).”

(p) Section 4.02(b) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(b) The Administrative Agent shall provide the Borrowers’ Representative, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, any Letters of Credit issued by the L/C Issuer for the account of the Borrowers during such month, specifying the face amount thereof, the amount of charges to the Loan Account made to the Borrowers during such month to reimburse the L/C Issuer for drawings made under Letters of Credit, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations; provided, that if the L/C Issuer has not issued the statement described in Section 3.09 above to the Administrative Agent by the fifth Business Day of any month for the immediately succeeding month, the Administrative Agent shall provide the statement described in this Section 4.02(b) to the Borrowers’ Representative for such preceding month without any information related to the Letters of Credit issued hereunder. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.”

(q) Section 4.04(b) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and (x) upon the direction of the Required Lenders, shall, and (y) upon the direction of the L/C Issuer to the extent all outstanding Letters of Credit are not Cash Collateralized, shall, apply all proceeds of the Collateral, subject to the provisions of this Agreement: (i) first, ratably to pay the Obligations in respect of any fees (excluding any Applicable Prepayment Premium, but including any Letter of Credit Fees payable to the L/C Issuer), expense reimbursements, indemnities and other amounts then due and payable to the Agents or the L/C Issuer until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees (excluding any Applicable Prepayment Premium), expense reimbursements and indemnities then due and payable to the Lenders until paid in full; (iii) third, ratably to pay interest then due and payable in respect of Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay principal of Collateral Agent Advances until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of Reimbursement Obligations until paid in full; (vi) sixth, ratably to pay principal of Letter of Credit Obligations (or to the extent such Obligations are contingent, to Cash Collateralize such Obligations) until paid in full; (vii) seventh, ratably to any Applicable Prepayment Premium then due and payable in respect of the Loans until paid in full; (viii) eighth, ratably, to pay interest then due and payable in respect of the Loans until paid in full; (ix) ninth, ratably to pay principal of the Loans until paid in full; and (x) tenth, to the ratable payment of all other Obligations then due and payable.”

(r) Section 4.04(d) of the Financing Agreement is hereby amended by deleting each reference to the phrase “clause (vi)” and inserting the phrase “clause (x)” in its stead.

(s) Article V of the Financing Agreement is hereby amended by adding new Section 5.02 thereto to read in its entirety as follows:

Section 5.02. Conditions Precedent to All Letters of Credit. The obligation of the L/C Issuer to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent in a manner reasonably satisfactory to the L/C Issuer:

(a) Payment of Fees. All fees then due and payable to the L/C Issuer for the issuance of such Letter of Credit shall have been paid.

(b) No Event of Default. At the time of issuance of such Letter of Credit, no Default or Event of Default has occurred and is continuing or would result from the issuance of such Letter of Credit to be issued, on such date.

(c) Representations and Warranties. The representations and warranties in Section 6.01(a), (b), (c), (d), (t), (u), (y), (cc), (gg), (ii) and (jj) of the Financing Agreement are true and correct in all material respects on and as of the date of issuance of such Letter of Credit as though made on and as of such date except to the extent that any such representation or warranty expressly relates solely to or is expressly made as of an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier or different date).

(d) Legality. The issuance of such Letter of Credit shall not contravene any law, rule or regulation applicable to the L/C Issuer.

(e) Notices. The L/C Issuer and the Administrative Agent shall have received a Letter of Credit Application pursuant to Section 3.02(a) hereof.

(f) Compliance with Certain Covenants. The L/C Issuer DACA shall have been executed and delivered by all parties thereto, and shall be in full force and effect, and the Loan Parties shall be in compliance with the requirements of Section 7.03(d).

(g) Release of Collateral, etc. The Loan Documents shall not have been amended to release all or substantially all of the Collateral, to subordinate the Collateral Agent’s Liens on the Collateral or to release any Borrower or Guarantor from its Obligations under the Loan Documents.

Without limiting the foregoing, it is understood and agreed that upon the written request from Borrowers to the L/C Issuer and subject to satisfaction of all conditions contained in Section 5.02, all or part of the outstanding letters of credit issued under the L/C Facility shall be deemed issued under this Agreement and shall constitute Letters of Credit for all purposes under this Agreement and the other Loan Documents.”

(t) Section 6.01(g)(iii) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(iii) [Intentionally Omitted]”

(u) Section 6.01(t) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(t) Use of Proceeds.

(i) The proceeds of the Initial Loan shall be used to (A) refinance existing indebtedness of the Borrowers, (B) pay fees and expenses in connection with the transactions contemplated hereby, (C) fund working capital of the Borrowers, and (D) for general corporate purposes.

(ii) The proceeds of the Additional Loan shall be used to (A) pay fees and expenses in connection with the transactions contemplated hereby, (B) fund working capital of the Borrowers, and (C) for general corporate purposes.

(iii) The Letters of Credit shall be used for general corporate purposes.”

(v) Section 6.01(hh) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(hh) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto (as updated pursuant to Schedule A attached to the First Amendment), and, taken as a whole, (i) is correct and accurate (other than immaterial errors), and (ii) does not omit to state any material fact necessary to make the information contained therein not materially misleading.”

(w) The lead-in clause to Section 7.01(a) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Furnish to Administrative Agent and the L/C Issuer:”

(x) Section 7.01(f) of the Financing Agreement is hereby amended by adding the following sentence to the end thereof to read in its entirety as follows:

“For the avoidance of doubt, it is understood and agreed any field examinations or appraisals conducted by the L/C Issuer pursuant to Section 7.01(i) shall not reduce the number of Collateral Examinations, visits, inspections or discussions permitted (or required to be paid for by the Borrowers) under this Section 7.01(f).”

(y) Section 7.01(i) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(i) L/C Issuer Audit Rights. (i) Permit, and cause each of its Subsidiaries to permit, the agents and representatives of the L/C Issuer at any time and from time to time, to (A) conduct up to one field examination and one appraisal with respect to the Loan Parties and the Collateral during any Fiscal Year, if, at any time during such Fiscal Year, Qualified Cash is less than or equal to $65,000,000, but greater than $35,000,000, and (B) conduct up to two field examinations and two appraisals with respect to the Loan Parties and the Collateral during any Fiscal Year, if, at any time during such Fiscal Year, Qualified Cash is equal to or less than $35,000,000, and (ii) provide copies of any and all resulting field examination reports and appraisal reports to the Collateral Agent promptly following receipt thereof; provided that with respect to the foregoing clause (i), any Collateral Examinations conducted by the Collateral Agent during such Fiscal Year shall reduce the number of field examinations and appraisals permitted under this Section 7.01(i). All such field examinations and appraisals will be scheduled during normal business and upon reasonable notice to the Loan Parties.”

(z) Section 7.01(k) of the Financing Agreement is hereby amended by amending and restating clause (iv) thereof to read in its entirety as follows:

“(iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent, each Lender, and the L/C Issuer the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document.”

(aa) Section 7.01(u) of the Financing Agreement is hereby amended by adding a new clause (iii) to the end thereof to read in its entirety as follows:

“(iii) Post-First Amendment Deliverables. Within 60 days following the First Amendment Effective Date (or such later date as the Collateral Agent may agree), deliver to the Collateral Agent, each in form and substance reasonably satisfactory to the Collateral Agent, the following:

(A) an amendment to each Mortgage specified on Annex IIA hereto, duly executed by the applicable Loan Party and in recordable form (the “Mortgage Amendments”), accompanied by all necessary recording taxes and other filing fees, which Mortgage Amendments shall be submitted for recording in the appropriate recorders’ offices;

(B) a mortgage amendment endorsement (or equivalent amendment) to, or if same is not available in the subject jurisdiction a replacement of, each Title Insurance Policy originally issued in favor of the Collateral Agent with respect to each Mortgage specified on Annex IIA, dated as of the date of the related Mortgage Amendment; and

(C) title searches with respect to each Facility specified on Annex IIB hereto, prepared by the title insurance company that issued the Title Insurance Policy to the Collateral Agent for the subject Facility.”

(bb) Section 7.03 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Section 7.03 Financial Covenants. Until the Discharge Date, no Loan Party shall:

(a) Minimum Qualified Cash. Permit Qualified Cash to be less than $15,000,000 on any Business Day; provided, however, that if Qualified Cash is less than $15,000,000 on a Business Day, no breach of this covenant shall be deemed to have occurred so long as within three (3) Business Days Qualified Cash is not less than $15,000,000; provided further that there shall not be more than two such periods during any fiscal month in which Qualified Cash is less than $15,000,000.

(b) Minimum Specified Collateral Value. Permit the Specified Collateral Value on the last Business Day of any fiscal month to be less than (i) $225,000,000 if Qualified Cash on such date is equal to or greater than $35,000,000, (ii) $245,000,000 if Qualified Cash on such date is less than $35,000,000 but equal to or greater than $25,000,000 or (iii) $265,000,000 if Qualified Cash on such date is less than $25,000,000.

(c) Compliance Confirmation. Without limiting any of the other delivery requirements contained in this Agreement, fail to deliver to the Collateral Agent, within one (1) Business Day following request therefor, any certification or other evidence requested from time to time by the Collateral Agent in its sole discretion, confirming the Borrowers’ compliance with Section 7.03(a); provided that, so long as no Event of Default has occurred and is continuing, such requests shall not be made more frequently than monthly if the most recent calculation of Specified Collateral Value pursuant to Section 7.01(a)(v) was greater than $200,000,000.

(d) Minimum L/C Issuer Cash. Commencing on the date on which the L/C Issuer DACA is executed, permit the amount of cash on deposit with the L/C Issuer to be less than the Total L/C Commitment at such time; provided that it is understood and agreed that cash of the Borrowers that is currently held as Cash Collateral by the L/C Issuer shall be deemed to be ‘on deposit’ with the L/C Issuer for purposes of this Section 7.03(d).”

(cc) Section 9.01(a) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(a) any Borrower shall fail to pay (i) any principal of any Loan, any Collateral Agent Advance, or any Reimbursement Obligation when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) any interest on any Loan, Collateral Agent Advance or Reimbursement Obligation, or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) within two (2) Business Days after the due date thereof;”

(dd) Section 9.01(b) of the Financing Agreement is hereby amended by deleting each occurrence of the phrase “any Agent or any Lender” contained therein and inserting the phrase “any Agent, any Lender or the L/C Issuer” in its stead.

(ee) Section 9.01(c) of the Financing Agreement is hereby amended by inserting the phrase “7.01(v)” after the phrase “7.01(u)” contained therein.

(ff) The final paragraph of Section 9.01 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders by notice to the Borrowers’ Representative, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Prepayment Premium (if any) with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and/or (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans and Reimbursement Obligations then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party; provided further that if an Event of Default has occurred and is continuing, the L/C Issuer may, by notice to the Borrowers’ Representative, (i) terminate or reduce all L/C Commitments, whereupon all L/C Commitments shall immediately be so terminated or reduced, and/or (ii) require all or any portion of the Letter of Credit Obligations then outstanding to be Cash Collateralized (including with the amounts on deposit with the L/C Issuer under Section 7.03(d)); provided, however, that once such Event of Default has been cured or waived, then the L/C Issuer shall promptly return to the Borrowers any Cash Collateral then held by the L/C Issuer.”

(gg) Section 10.01 of the Financing Agreement is hereby amended and restated to read in its entirety as follows

“Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) and each Agent hereby irrevocably appoints, authorizes and empowers Highbridge as the Administrative Agent and the Collateral Agent and the L/C Issuer hereby irrevocably appoints, authorizes and empowers Highbridge as the Collateral Agent (and Highbridge hereby accepts each such appointment, authorization and empowerment) to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders or the L/C Issuer as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders or the L/C Issuer as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans and the L/C Issuer; provided, however, that (i) the L/C Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and (ii) the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.”

(hh) Section 10.05 of the Financing Agreement is hereby amended by adding the following sentence to the end thereof to read in its entirety as follows:

“For purposes of this Section 10.05, each reference to a ‘Lender’ or ‘Lenders’ shall be deemed to include the L/C Issuer.”

(ii) Section 10.08 of the Financing Agreement is hereby amended by amending and restating the first sentence of clause (a) thereof to read in its entirety as follows:

“The Collateral Agent may from time to time make such disbursements and advances (“Collateral Agent Advances”) which the Collateral Agent, in its reasonable discretion, deems necessary or desirable (i) to preserve or protect the Collateral or any portion thereof or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04, (ii) to pay and/or Cash Collateralize the Letter of Credit Obligations as set forth in Section 3.11, or (ii) following the occurrence and during the continuance of an Event of Default, to prepare for sale or lease or dispose of the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations.”

(jj) Section 10.08 of the Financing Agreement is hereby amended by adding a new clause (f) thereto to read in its entirety as follows:

“For purposes of this Section 10.08, all references to ‘Lender’ or ‘Lenders’ shall include the L/C Issuer.”

(kk) Section 10.11 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Section 10.11 No Third Party Beneficiaries. The provisions of this Article X are solely for the benefit of the Agents, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.”

(ll) Section 10.14 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Section 10.14 Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Insolvency Proceeding or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Agents, the Lenders and the L/C Issuer (including any claim for the compensation, expenses, disbursements and advances of the Agents, the Lenders, the L/C Issuer and their respective agents and counsel and all other amounts due the Agents, the Lenders and the L/C Issuer hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Agent, each Lender and the L/C Issuer to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Agents, the Lenders and the L/C Issuer, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.”

(mm) Article XI of the Financing Agreement is hereby amended by (i) deleting each occurrence of the phrase “the Agents and the Lenders” and inserting the phrase “the Agents, the Lenders and the L/C Issuer” in its stead, (ii) by deleting each occurrence of the phrase “any Agent or any Lender” and inserting the phrase “any Agent, any Lender or the L/C Issuer” in its stead, and (iii) by deleting each occurrence of the phrase “the Agents or the Lenders” and inserting the phrase “the Agents, the Lenders or the L/C Issuer” in its stead.

(nn) Section 11.04 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Section 11.04 Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made), the Cash Collateralization of all Letters of Credit and the termination of all Commitments and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agents, the Lenders and the L/C Issuer and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender and the L/C Issuer may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments and its Loans, as applicable) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.”

(oo) The first paragraph of Section 12.01 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“All notices and other communications provided for hereunder shall be in writing and shall be mailed (certified mail, postage prepaid and return receipt requested), sent by facsimile or email to a current fax number or e-mail address for the recipient or delivered by hand, Federal Express or other reputable overnight courier, if to any Loan Party, at the following address:

2001 Bryan Street

Suite 1600

Dallas, TX 75201

Attention: Chief Financial Officer

Telephone: 214-880-3585

Facsimile: 214-880-3588

Email: chad.crow@bldr.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention: David Almroth

Telephone: 212-735-2294

Facsimile: 917-777-2194

Email: david.almroth@skadden.com

if to the Administrative Agent or the Collateral Agent, to it at the following address:

Highbridge Principal Strategies, LLC

40 West 57th Street—33rd Floor

New York, NY 10019

Attention: Vikas Keswani

Telephone: 212-287-6773

Facsimile: 646.495.4469

Email: vikas.keswani@highbridge.com

in each case, with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Frederic L. Ragucci

Telephone: 212-756-2000

Facsimile: 212-593-5955

Email: frederic.ragucci@srz.com

if to the L/C Issuer, to it at the following address:

SunTrust Bank

303 Peachtree St., NE, 23rd Floor

Atlanta, GA 30308

Attention: Ryan Jones

Telephone: 404-658-4846

Facsimile: 404 588-7061

Email: Ryan.M.Jones@SunTrust.com

in each case, with a copy to:

Paul Hastings LLP

1170 Peachtree Street, N.E.

Suite 200

Atlanta, GA 303039

Attention: J. Craig Lee

Telephone: 404-815-2400

Facsimile: 404-815-2424

Email: craiglee@paulhastings.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed (certified mail, postage prepaid and return receipt requested), when received or 3 days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered by hand, Federal Express or other reputable overnight courier, upon delivery, except that notices to any Agent or the L/C Issuer pursuant to ARTICLE II and ARTICLE III shall not be effective until received by such Agent or the L/C Issuer, as the case may be.”

(pp) The penultimate paragraph of Section 12.01 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II and Article III if such Lender or the L/C Issuer, as applicable, has notified the Agents that it is incapable of receiving notices under such Article by electronic communication. Each of the Agents and the Borrowers’ Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.”

(qq) Section 12.02(a) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers’ Representative and/or other applicable Loan Parties and the Required Lenders or by the Collateral Agent with the consent of the Required Lenders (except as set forth below), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender or the L/C Issuer, as applicable, reduce the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender or the L/C Issuer, as applicable, reduce the amount of any fee payable for the account of any Lender or the L/C Issuer, as applicable, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Obligations payable to any Lender or the L/C Issuer, as applicable, in each case, without the written consent of any Lender or the L/C Issuer, as applicable, affected thereby, (ii) increase the Total Commitment without the written consent of each Lender or increase the Total L/C Commitment without the written consent of the L/C Issuer, (iii) change any provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, (iv) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender and the L/C Issuer, (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents, the L/C Issuer and the Lenders, or release any Borrower or any Guarantor (in each case, except as otherwise provided in this Agreement and the other Loan Documents) without the written consent of each Lender, and, unless all outstanding Letters of Credit are Cash Collateralized, the L/C Issuer, or (vi) amend, modify or waive Section 4.04 or this Section 12.02 of this Agreement without the written consent of each Lender; provided further that Administrative Agent may, with the written consent of the Borrowers’ Representative only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the L/C Issuer. Notwithstanding the foregoing, (i) no amendment, waiver or consent shall, unless in writing and signed by an Agent or the L/C Issuer, affect the rights or duties of such Agent or the L/C Issuer (but, in each case, not in its capacity as a Lender) under this Agreement or the other Loan Documents and (ii) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer, (w) extend the L/C Maturity Date,

(x) unless all outstanding Letters of Credit are Cash Collateralized, modify the application of proceeds from Collateral set forth in Section 4.04(b) in any manner adverse to the L/C Issuer, (y) modify Section 7.01(i) or Section 7.03(d) or (z) modify this Section 12.02(a); provided, however, that modifications of Section 7.01(i) or Section 7.03(d) shall not require the consent of the Required Lenders. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero.”

(rr) Section 12.03 of the Financing Agreement is hereby amended by adding a new sentence to the end thereof to read in its entirety as follows:

“For purposes of this Section 12.03, all references to ‘Lender’ or ‘Lenders’ shall include the L/C Issuer.”

(ss) Section 12.04 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Section 12.04 Expenses; Taxes; Attorneys’ Fees. The Borrowers will pay on demand, all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of each Agent and the L/C Issuer (and, in the case of clauses (c), (d) and (i) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable and documented fees, costs, client charges and expenses of one counsel for the Agents and the Lenders (it being understood that such limitations shall not apply in the event of a (x) a disagreement between the Agents and the Lenders, in which case the Lenders may hire one separate counsel to represent their interests, or (y) a conflict of interests or possible conflict of interests, in which case each Lender that has such a conflict or possible conflict may hire one counsel to represent its interests (it being understood that conflicts of interests do not include disagreements regarding strategy)) and one counsel for the L/C Issuer, accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral (it being understood that Collateral Examinations shall be subject to the limitations contained in Section 7.01(f)), title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents’, the L/C Issuer’s or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) subject to the Expense Limitations, the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) subject to the Expense Limitations, the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent, the L/C Issuer or any Lender in connection with this Agreement or any other Loan Document, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, and during the continuance of an Event of Default, the collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) during the continuance of an Event of Default, any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) during the continuance of an Event of Default, any attempt to collect from any Loan Party, (j) subject to the Expense Limitations, all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) subject to the Expense Limitations, any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (l) subject to the Expense Limitations, any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by any Agent or the L/C Issuer of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents (for the avoidance of doubt, it is understood and agreed that each Agent, the L/C

Issuer and Lender severally represents to the Loan Parties that such Agent, the L/C Issuer or such Lender, as applicable, has not engaged the services of any broker in connection with the Loan Documents), and (y) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers (it being understood that to the extent practicable, the Collateral Agent shall use commercially reasonable efforts to provide prior notice of its intent to perform any such agreement or covenant, but the failure to provide such notice shall not result in a breach of this Agreement or affect the Borrowers’ reimbursement obligations hereunder). The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.”

(tt) Section 12.05 of the Financing Agreement is hereby amended by adding the following two sentences to the end thereof to read in its entirety as follows:

“Without limiting the generality of the foregoing, it is acknowledged and agreed by each Agent, Lender and Loan Party that the L/C Issuer may exercise its right of setoff against all deposits held in the deposit account or deposit accounts that are subject to the L/C Issuer DACA and apply such fund to any Cash Collateral that is required under Section 9.01. For purposes of this Section 12.05, all references to ‘Lender’ or ‘Lenders’ shall include the L/C Issuer.”

(uu) Section 12.07(a) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

(a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent, the L/C Issuer and each Lender and their respective successors and assigns; provided, however, that (i) none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void, (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except to an assignee or by way of participation or in connection with a pledge of its Loans, in any such case, in accordance with and subject to the restrictions of this Section 12.07 (and any other attempted assignment or transfer by any party hereto shall be null and void) and (iii) the L/C Issuer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of (A) the Collateral Agent (which consent shall not be unreasonably withheld or delayed) and (B) so long as no payment or bankruptcy Event of Default shall be continuing, the Borrowers’ Representative (which consent shall not be unreasonably withheld or delayed). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants to the extent provided in this Section 12.07 and, to the extent expressly contemplated hereby, the respective Affiliates, officers, directors, employees, attorneys, consultants and agents of each of the Agents, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(vv) Section 12.11 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Section 12.11 WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT, THE L/C ISSUER AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT, THE L/C ISSUER OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT, THE L/C ISSUER OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE L/C ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT.”

(ww) Section 12.12 of the Financing Agreement is hereby amended by adding a new sentence to the end thereof to read in its entirety as follows:

“For purposes of this Section 12.12, all references to ‘Lender’ or ‘Lenders’ shall include the L/C Issuer.”

(xx) Section 12.14 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent, any Lender or the L/C Issuer for repayment or recovery of any amount or amounts received by such Agent, such Lender or the L/C Issuer in payment or on account of any of the Obligations, such Agent, such Lender or the L/C Issuer shall give prompt notice of such claim to each other Agent and Lender, the L/C Issuer and the Borrowers’ Representative, and if such Agent, such Lender or the L/C Issuer repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent, such Lender or the L/C Issuer or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent, such Lender or the L/C Issuer with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent, such Lender or the L/C Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent, such Lender or the L/C Issuer.”

(yy) Section 12.15(a) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“(a) In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent, each Lender and the L/C Issuer and all of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable and documented costs and expenses (including, without limitation, reasonable and documented attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, or the L/C Issuer’s issuing of Letters of Credit for the account of the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, the Reimbursement Obligations or the Letter of Credit Obligations (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, (iv) any presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability directly attributable in any way to any Loan Party or any of its Subsidiaries, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter (x) caused by the gross negligence or willful misconduct of such Indemnitee, any Affiliate of such Indemnitee that is controlled by such Indemnitee or any of its or their respective officers, directors, employees or attorneys, in each case, as determined by a final judgment of a court of competent jurisdiction or (y) disputes exclusively among Indemnitees (such limitations on Indemnified Matters, the “Expense Limitations”).”

(zz) Section 12.20 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

“Section 12.20 Confidentiality. Each Agent, the L/C Issuer and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound practices of comparable commercial finance companies, and to not use for any purpose other than in connection with the Loans and the Letters of Credit, as applicable, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information (other than as a result of a breach by such Agent, the L/C Issuer or Lender of the provisions of this Section 12.20)), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority purporting to have jurisdiction over it; provided that such Agent, the L/C Issuer or Lender shall, to the extent practical and not prohibited by applicable law, (A) promptly notify the Borrowers’ Representative prior to such disclosure, (B) consult with the Borrowers’ Representative on the advisability of taking legally available steps to resist or narrow such requirement or request, and (C) make such requests to resist or narrow such requirement or request as the Borrowers’ Representative may reasonably request (it being understood and agreed that, notwithstanding the foregoing, no Agent, the L/C Issuer or Lender shall be required to commence or prosecute any action or proceeding), (ii) to counsel, examiners, auditors, accountants for any Agent, the L/C Issuer or any Lender or any parties to a securitization (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (iii) in connection with the exercise of any remedies hereunder or under any of the other Loan Documents or any action or proceeding relating to this Agreement or any of the other Loan Documents or applicable law or the enforcement of rights hereunder or thereunder, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions substantially the same to those set forth in this Section 12.20, or (v) to its affiliates and related funds, and to their respective investors, limited partners, directors, officers, employees and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential).”

(aaa) Section 12.23 of the Financing Agreement is hereby amended by adding a new sentence to the end thereof to read in its entirety as follows:

“For purposes of this Section 12.23, all references to ‘Lender’ or ‘Lenders’ shall include the L/C Issuer.”

(bbb) Section 12.24 of the Financing Agreement is hereby amended by adding a new clause (d) to read in its entirety as follows:

“(d) For purposes of this Section 12.24, all references to ‘Lender’ or ‘Lenders’ shall include the L/C Issuer.”

(ccc) Schedule 1.01(A) to the Financing Agreement is hereby amended and restated in its entirety with Annex I attached hereto.

(ddd) Section 1(c) of the Security Agreement is hereby amended by amending and restating the following definition to read in its entirety as follows:

“‘Secured Parties’ means, collectively, the Agents, the L/C Issuer and the Lenders.”

(eee) The penultimate paragraph of Section 2 of the Security Agreement is hereby amended by deleting the phrase “ (other than the deposit account or securities account of any Grantor that is used exclusively to cash collateralize letters of credit to the extent permitted under clause (q)(i) of the definition of Permitted Liens)” contained therein.

3. Conditions. This Amendment shall become effective only upon and the obligation of the Lenders to make the Additional Loan to the Borrowers on the Additional Loan Funding Date shall be subject to satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Amendment Effective Date”):

(a) Representations and Warranties; No Event of Default. Both immediately before and after giving effect to this Amendment, (i) the representations and warranties contained herein are true and correct on and as of the Amendment Effective Date as though made on and as of such date except to the extent that any such representation or warranty expressly relates solely to or is expressly made as of an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier or different date); and (ii) no Default or Event of Default shall have occurred and be continuing.

(b) Payment of Fees, Etc. All fees, costs, expenses and taxes then payable pursuant to the First Amendment Fee Letter, the L/C Issuer Fee Letter and Section 12.04 of the Financing Agreement shall have been paid, including, without limitation, all reasonable and documented costs and expenses of Schulte Roth & Zabel LLP and Paul Hastings LLP.

(c) Legality. The making of the Additional Loan shall not contravene any law, rule or regulation applicable to any Agent or any Lender.

(d) Delivery of Documents. The Collateral Agent shall have received, each of the following, in form and substance reasonably satisfactory to the Collateral Agent on or before the Amendment Effective Date:

(i) counterparts of this Amendment, duly executed by the Loan Parties, the Agents, the L/C Issuer and the Lenders;

(ii) a duly executed Notice of Borrowing, pursuant to Section 2.02 of the Financing Agreement;

(iii) the First Amendment Fee Letter, duly executed by each of the parties thereto;

(iv) copies of UCC, tax Lien and judgment Lien search results with respect to each Loan Party, which search results shall not reflect any Liens other than Permitted Liens;

(v) a copy of the resolutions of each Loan Party, certified as of the Amendment Effective Date by an Authorized Officer thereof, authorizing (A) the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, including, without limitation, the borrowing of the Additional Loan, and (B) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

(vi) a certificate of an Authorized Officer of each Loan Party, in form and substance reasonably satisfactory to the Collateral Agent, confirming that the Governing Documents of such Loan Party have not been amended, supplemented or otherwise modified since the most recent date on which certified copies of the organizational documents of such Loan Party were delivered to the Collateral Agent;

(vii) a certificate of appropriate official(s) of the state of organization of each Loan Party certifying as to the subsistence in good standing of such Loan Party in such state, dated as of a recent date prior to the Amendment Effective Date;

(viii) opinions of Skadden Arps Slate Meagher & Flom LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Collateral Agent;

(ix) a certificate of an Authorized Officer of each Loan Party certifying as to the matters set forth in subsection (a) hereof;

(x) a certificate of the chief financial officer of the Parent, setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Additional Loans, with each of the financial covenants contained in Section 7.03 of the Financing Agreement as of the most recently-ended Fiscal Quarter of the Loan Parties;

(xi) a certificate of the chief financial officer of the Parent, certifying as to the solvency of the Loan Parties, taken as a whole, which certificate shall be reasonably satisfactory in form and substance to the Collateral Agent; and

(ix) any other documents reasonably requested by the Collateral Agent.

(e) Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2011 which could reasonably be expected to have a Material Adverse Effect.

(f) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Additional Loans shall have been obtained and shall be in full force and effect.

(g) Proceedings. All proceedings taken in connection with the execution, delivery and performance of, and the transactions contemplated by, this Amendment, the Financing Agreement as amended by this Amendment, all other Loan Documents and all documents and papers relating thereto shall be reasonably satisfactory in form, scope and substance to the Agents and the Lenders.

4. Representations and Warranties. Each Loan Party represents and warrants as follows:

(a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its organization other than to the extent that the failure to be in good standing in such state could not reasonably be expected to have a Material Adverse Effect and (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Financing Agreement, as amended hereby.

(b) Authorization, Etc. The execution, delivery and performance by each Loan Party of this Amendment and the performance by each Loan Party of the Financing Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents in any respect or any applicable Requirement of Law in any material respect or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval that is necessary to its operations or any of its properties.

(c) Governmental Approvals. Other than as to which the failure to obtain could not reasonably be expected to result in a Material Adverse Effect, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required in connection with (A) the due execution, delivery and performance by any Loan Party of this Amendment or (B) the performance by each Loan Party of the Financing Agreement, as amended hereby.

(d) Enforceability of Loan Documents. Each of this Amendment and the Financing Agreement, as amended hereby, and the other Loan Documents to which any Loan Party is a party, is a legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(e) Representations and Warranties; No Default. Except as set forth on Schedule A hereto, the representations and warranties contained herein and in Article VI of the Financing Agreement are true and correct on and as of the Amendment Effective Date as though made on and as of such date except to the extent that any such representation or warranty expressly relates solely to or is expressly made as of an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier or different date); and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date immediately before or after giving effect to this Amendment in accordance with its terms.

5. Continued Effectiveness of the Financing Agreement.

(a) Ratifications. Except as otherwise expressly provided herein, (i) the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (A) all references in (1) the Financing Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (2) the Security Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Security Agreement shall mean the Security Agreement as amended by this Amendment and (B) all references in the other Loan Documents to (1) the “Financing Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (2) the “Security Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Security Agreement shall mean the Security Agreement as amended by this Amendment, (ii) to the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Financing Agreement or any other Loan Document, nor except to the extent otherwise expressly set forth herein, constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

(b) No Waivers. This Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Financing Agreement or any other Loan Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Financing Agreement and the other Loan Documents, under applicable law or otherwise.

(c) Amendment as Loan Document. Each Loan Party confirms and agrees that this Amendment shall constitute a Loan Document under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made or deemed made by any Loan Party under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Loan Party fails to perform or comply with any covenant or agreement contained herein.

6. Security Interest. Without limiting any provision of the Security Agreement, each Loan Party (a) hereby pledges and grants to the Collateral Agent (and its agents and designees), for the benefit of the Secured Parties (as defined in the Security Agreement, as amended by this Amendment), a continuing security interest in, all Collateral (as defined in the Security Agreement, as amended by this Amendment) of such Loan Party, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, as collateral security for the payment, performance and observance of all of the Secured Obligations (as defined in the Security Agreement, as amended by this Amendment), which security interest shall be governed by the terms of the Security Agreement, as amended by this Amendment, and (b) authorizes the filing of financing statements as set forth and described in Section 8(a)(ii) of the Security Agreement, as amended by this Amendment.

7. Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent and each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done prior to the date of execution of this Amendment by the Loan Parties arising out of, connected with or related in any way to the Financing Agreement or any other Loan Document, (but not including this Amendment) or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of the Loan or other advances, or the management of the Loan or advances or the Collateral.

8. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Headings. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

BUILDERS FIRSTSOURCE—DALLAS, LLC

BUILDERS FIRSTSOURCE—FLORIDA, LLC

BUILDERS FIRSTSOURCE—OHIO VALLEY, LLC

BUILDERS FIRSTSOURCE—ATLANTIC GROUP, LLC

BUILDERS FIRSTSOURCE—RALEIGH, LLC

BUILDERS FIRSTSOURCE—SOUTHEAST GROUP, LLC

BUILDERS FIRSTSOURCE—TEXAS GROUP, L.P.

By: Builders FirstSource—Texas GenPar, LLC, its General Partner

BUILDERS FIRSTSOURCE—SOUTH TEXAS, L.P.

By: BFS Texas, LLC, its General Partner

BUILDERS FIRSTSOURCE—TEXAS INSTALLED SALES, L.P.

By: BFS Texas, LLC, its General Partner

By:	/s/ M. Chad Crow
	Name:	Chad Crow
	Title:	Senior Vice President - Finance and
Chief Financial Officer of each of the
foregoing companies

Signature Page to First Amendment to Financing Agreement

GUARANTORS:

BUILDERS FIRSTSOURCE—NORTHEAST GROUP, LLC

BUILDERS FIRSTSOURCE, INC.

BUILDERS FIRSTSOURCE HOLDINGS, INC.

BUILDERS FIRSTSOURCE—COLORADO GROUP, LLC

BUILDERS FIRSTSOURCE—COLORADO, LLC

BFS, LLC

BUILDERS FIRSTSOURCE—FLORIDA DESIGN CENTER, LLC

BUILDERS FIRSTSOURCE—TEXAS GENPAR, LLC

BUILDERS FIRSTSOURCE—MBS, LLC

BFS TEXAS, LLC

BFS IP, LLC

BUILDERS FIRSTSOURCE—INTELLECTUAL PROPERTY, L.P.

By: BFS IP, LLC, its General Partner

CCWP INC.

By:	/s/ M. Chad Crow
	Name:	Chad Crow
	Title:	Senior Vice President - Finance and
Chief Financial Officer of each of the
foregoing companies

Signature Page to First Amendment to Financing Agreement

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

HIGHBRIDGE PRINCIPAL STRATEGIES, LLC

By:	/s/ Kevin Griffin
Name: Kevin Griffin
Title: Managing Director

Signature Page to First Amendment to Financing Agreement

L/C ISSUER:

SUNTRUST BANK

By:	/s/ Keith A. Cox
Name: Keith A. Cox
Title: Managing Director

Signature Page to First Amendment to Financing Agreement

LENDERS:

HIGHBRIDGE ONSHORE SENIOR INVESTMENTS, LLC

By:	Highbridge Principal Strategies Mezzanine Partners GP, L.P., its managing member

By:	Highbridge Principal Strategies, LLC, its general partner

By:	/s/ Marcus Colwell
Name: Marcus Colwell
Title: Managing Director

Signature Page to First Amendment to Financing Agreement

HIGHBRIDGE PRINCIPAL STRATEGIES – SENIOR LOAN FUND II, L.P.

By:	Highbridge Principal Strategies, LLC, its investment manager

By:	/s/ Kevin Griffin
Name: Kevin Griffin
Title: Managing Director

Signature Page to First Amendment to Financing Agreement

HIGHBRIDGE SENIOR LOAN SECTOR A INVESTMENT FUND, L.P.

By:	Highbridge Principal Strategies, LLC, its investment manager

By:	/s/ Kevin Griffin
Name: Kevin Griffin
Title: Managing Director

Signature Page to First Amendment to Financing Agreement

HIGHBRIDGE PRINCIPAL STRATEGIES – OFFSHORE MEZZANINE PARTNERS MASTER FUND, L.P.

By:	Highbridge Principal Strategies Mezzanine Partners Offshore GP, L.P., its General Partner

By:	Highbridge Principal Strategies, LLC, its General Partner

By:	/s/ Marcus Colwell
Name: Marcus Colwell
Title: Managing Director

Signature Page to First Amendment to Financing Agreement

HIGHBRIDGE PRINCIPAL STRATEGIES – INSTITUTIONAL MEZZANINE PARTNERS SUBSIDIARY, L.P.

By:	Highbridge Principal Strategies Mezzanine Partners Offshore GP, L.P., its General Partner

By:	Highbridge Principal Strategies, LLC, its General Partner

By:	/s/ Marcus Colwell
Name: Marcus Colwell
Title: Managing Director

Signature Page to First Amendment to Financing Agreement

CHASE LINCOLN FIRST COMMERCIAL CORPORATION

By:	/s/ Steve Sonnick
Name: Steve Sonnick
Title: Managing Director

Signature Page to First Amendment to Financing Agreement

HIGHBRIDGE PRINCIPAL STRATEGIES – SPECIALTY LOAN INSTITUTIONAL FUND III, L.P.

By:	Highbridge Principal Strategies, LLC, its Manager

By:	/s/ Kevin Griffin
Name: Kevin Griffin
Title: Managing Director

Signature Page to First Amendment to Financing Agreement

FORETHOUGHT LIFE INSURANCE COMPANY

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	/s/ Kevin Griffin
Name: Kevin Griffin
Title: Managing Director

Signature Page to First Amendment to Financing Agreement

LINCOLN INVESTMENT SOLUTIONS, INC.

By: Highbridge Principal Strategies, LLC, its Investment Manager

By:	/s/ Kevin Griffin
Name: Kevin Griffin
Title: Managing Director

Signature Page to First Amendment to Financing Agreement

HIGHBRIDGE PRINCIPAL STRATEGIES – NDT SENIOR LOAN FUND L.P.

By: Highbridge Principal Strategies, LLC, its Manager

By:	/s/ Kevin Griffin
Name: Kevin Griffin
Title: Managing Director

Signature Page to First Amendment to Financing Agreement

BLACKROCK KELSO MEZZANINE PARTNERS I, LLC

By: BKCA MEZZANINE ADVISORS, LLC, its Investment Manager

By:	/s/ Michael B. Lazar
Name: Michael B. Lazar
Title: Chief Operating Officer

Signature Page to First Amendment to Financing Agreement

ANNEX I

Schedule 1.01(A)

Lenders And Lenders’ Commitments

Initial Loan Commitments (Immediately Prior to the Making of the Initial Loan):

Lender	Initial Loan Commitment Amount:
Highbridge Onshore Senior Investments, LLC	$80,000,000
Highbridge Principal Strategies – Senior Loan Fund II, L.P.	$49,812,000
Highbridge Senior Loan Sector A Investment Fund, L.P.	$30,188,000
Total	$160,000,000

Additional Loan Commitments (Immediately Prior to the Making of the Additional Loans):

Lender	Additional Loan Commitment Amount:
Highbridge Principal Strategies – Specialty Loan Institutional Fund III, L.P.	$16,000,000
Forethought Life Insurance Company	$3,000,000
Lincoln Investment Solutions, Inc.	$5,000,000
Highbridge Principal Strategies – NDT Senior Loan Fund L.P.	$4,500,000
Chase Lincoln First Commercial Corporation	$28,375,000
BlackRock Kelso Mezzanine Partners I, LLC	$8,125,000
Total	$65,000,000

SCHEDULE A

Updates to Financing Agreement Schedules

SCHEDULE A

The third schedule in Schedule (dd) is revised by:

i.	Deleting 2901 Aileron Circle, Sanford, Florida

ii.	Correcting the address of 4920 Hwy 17 Bypass South, Myrtle Beach, SC to 4916 Hwy 17 Bypass South, Myrtle Beach, SC

iii.	Adding, under Builders FirstSource – Texas Group, L.P., the location at 13701 N. Hwy I-35, Jarrell, Williamson Co., Texas

iv.	Adding, under Builders FirstSource – Atlantic Group, LLC, the location at 715 International Blvd., Clarksville, Montgomery Co., Texas